For Immediate Release

Intrexon to Acquire Medistem to Generate Multipotent Cells

Medistem’s Stem Cell Technology to be Integrated into Intrexon’s

Proprietary Synthetic Biology Platform

GERMANTOWN, MD and SAN DIEGO, CA, December 20, 2013 – Intrexon Corporation (NYSE: XON), a leader in synthetic biology, today announced that it has entered into a definitive agreement to acquire, for approximately $26 million, San Diego-based Medistem, Inc. (OTCQB: MEDS) a pioneer in the development of Endometrial Regenerative Cells (“ERC” or “ERCs”), universal donor adult stem cells that stimulate new blood vessel formation and are capable of generating different tissues including heart, brain, pancreas, liver, bone, cartilage and lung. Intrexon intends to employ its integrated synthetic biology platforms to engineer a diverse array of cell-based therapeutic candidates using Medistem’s multipotent ERCs.

In combination with Intrexon’s UltraVector® multi-gene engineering, proprietary Cell Systems Informatics, and RheoSwitch Therapeutic System®, Medistem’s ERCs have the potential to provide treatments for conditions such as cancer, wound healing, and cardiovascular disease. In addition to their therapeutic benefits, ERCs are derived through non-invasive methods, are economical and scalable to manufacture, are superior therapeutically to other stem cell types for select indications based on peer reviewed studies, and have been demonstrated to be safe in animal and pilot human studies.

Samuel Broder, M.D., Senior Vice President of Intrexon’s Health Sector and former Director of the National Cancer Institute, noted that through the use of Intrexon’s technology, ERCs could be gene-modified to secrete powerful therapeutic effectors.

“We look forward to further refining ERCs to produce proteins and bioactive RNAs, both of which hold great promise to be used as therapeutics to treat conditions such as cardiovascular disease and cancer,” said Dr. Broder. “Through the use of our synthetic biology platforms, we anticipate unlocking the power of ERCs to safely advance therapeutic development from proof of concept to clinical research.”

Thomas Reed, Ph.D., Intrexon’s Chief Science Officer, remarked that Intrexon’s platform could be greatly expanded by having the ability to produce clinical grade adult stem cells.

“Through the integration of Medistem’s ERC cell platform into our existent broad technology portfolio we plan to develop two powerful classes of clinical products,” said Dr. Reed. “This includes engineering stem cells for therapeutic delivery of secreted proteins, or for producing exosomes, which can be used to deliver several types of therapeutically relevant molecules, including miRNAs and proteins. We look forward to working with Medistem’s scientific leaders to merge these capabilities.”

“We are delighted at the prospect of joining Intrexon to further the advancement of our ERCs. We believe our technology in combination with Intrexon’s platform will allow ERCs to provide therapeutic benefits to disease conditions that, as of today, have been left unmet,” said Alan J. Lewis, Chief Executive Officer of Medistem. “We look forward to working with Intrexon and advancing ERCs to the next level.”

Pursuant to the definitive agreement, Medistem stockholders will receive in exchange for each share of Medistem common stock $0.27 in cash and $1.08 worth of Intrexon common stock, based on the 20-day volume-weighted average price of Intrexon’s common stock immediately prior to closing. Consummation of the agreement pursuant to which Intrexon agreed to acquire Medistem is subject to Intrexon’s satisfactory completion of its due diligence of Medistem and its technology, customary closing conditions and Medistem stockholder approval.

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is a leader in synthetic biology focused on collaborating with companies in Health, Food, Energy and the Environment to create biologically-based products that improve the quality of life and the health of the planet. Through the company’s proprietary UltraVector® platform, Intrexon provides its partners with industrial-scale design and development of complex biological systems. The UltraVector® platform delivers unprecedented control over the quality, function, and performance of living cells. We call our synthetic biology approach and integrated technologies Better DNA®, and we invite you to discover more at www.dna.com.

About Medistem, Inc.

Medistem, Inc. is developing ERC-124, a universal stem cell product derived from the endometrium. ERC-124 possesses specialized abilities to stimulate new blood vessel formation and can differentiate into lung, liver, heart, brain, bone, cartilage, fat and pancreatic tissue. These unique properties have potential applications for treatment of Critical Limb Ischemia (CLI), Congestive Heart Failure (CHF), neurodegenerative diseases, liver failure, kidney failure, and diabetes. ERC-124 has been cleared by the FDA to begin a CLI clinical trial in the United States.

Trademarks

Intrexon, UltraVector, RheoSwitch Therapeutic System, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Additional Information and Where to Find It

In connection with the proposed transaction, Intrexon will file with the Securities and Exchange Commission a Registration Statement on Form S-4 that includes the preliminary proxy statement of Medistem and that will also constitute a prospectus of Intrexon. The information in the preliminary proxy statement/prospectus is not complete and may be changed. Intrexon may not sell the common stock referenced in the preliminary proxy statement/prospectus until the Registration Statement on Form S-4 filed with the Securities and Exchange Commission becomes effective. The preliminary proxy statement/prospectus and this press release are not offers to sell Intrexon securities and are not soliciting an offer to buy Intrexon securities in any state where the offer and sale is not permitted.

The definitive proxy statement/prospectus will be mailed to shareholders of Medistem. INTREXON AND MEDISTEM URGE INVESTORS AND SECURITY HOLDERS TO READ THE DEFINITIVE PROXY

STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission by Intrexon through the web site maintained by the Securities and Exchange Commission at www.sec.gov. Free copies of the Registration Statement on Form S-4 and definitive proxy statement/prospectus (when available) and other documents filed with the Securities and Exchange Commission can also be obtained on Intrexon’s website at www.dna.com.

Medistem and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Medistem in connection with the merger. Information about the directors and executive officers of Medistem is set forth in Medistem’s registration statement initially filed with the SEC on July 9, 2013 and as amended. Additional information regarding the interests of these participants and other persons who may be deemed participants in the merger may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Safe Harbor Statement

Certain statements herein may be forward-looking and involve risks and uncertainties. Such forward-looking statements involve assumptions, known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Intrexon Corporation or Medistem Inc. These can be identified by the use of forward-looking words, such as “believes”, “expects”, “may”, “intends”, “anticipates”, “plans”, “estimates”, or any other analogous or similar expressions intended to identify forward-looking statements. These forward-looking statements and estimates as to future performance, estimates, and other statements contained herein regarding matters that are not historical facts, are only predictions and actual events or results may differ materially. We cannot assure or guarantee that any future results described in this press release will be achieved, and actual results could differ materially as a result of a variety of factors, including the risks that a merger may not occur, Medistem’s ERC are capable of forming and generating different tissues including heart, brain, pancreas, liver, bone, cartilage and lung, that ERCs in combination with Intrexon’s UltraVector® multi-gene engineering, proprietary Cell Systems Informatics, and RheoSwitch Therapeutic System®, Medistem’s ERCs have the potential to treat acute disease conditions, such as cancer, wound healing, and cardiovascular disease or that in addition to their therapeutic benefits, ERCs could be modified to produce genes of interest.

The risks included above are not exhaustive. Other factors that could adversely affect Intrexon or Medistem’s business and prospects are described in the filings made by the each Company with the SEC. The Companies expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

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For more information contact:

Intrexon Corporation
Peter McLaughlin
Vice President Corporate Communications
Tel:	+1 (561) 410-7023
Email:	PublicRelations@intrexon.com

Medistem, Inc.
John P. Salvador
Chief Operating Officer
Tel:	+1 (626) 644-6092
Email:	John.salvador@medisteminc.com